Advisory Agreement dated November 30, 2015 between the Registrant, on behalf of ASG
Dynamic Allocation Fund and AlphaSimplex is incorporated by reference to exhibit (d)(1)(xviii) to PEA No. 202 filed on November 25, 2015
(Accession No. 0001193125-15-387927).

Alpha Simplex Fee Waiver/Expense
Reimbursement Undertaking dated November
30, 2015 between Alpha Simplex and the
Registrant, on behalf of ASG Dynamic
Allocation Fund is incorporated by reference to exhibit (h)(16) to PEA No. 202 filed on November 25, 2015 (Accession No.
0001193125-15-387927).

Rule 12b-1 Plan for Class A shares of ASG
Dynamic Allocation Fund is incorporated by reference to exhibit (m)(14)(a) to PEA No. 202 filed on November 25, 2015 (Accession No.
0001193125-15-387927).

Rule 12b-1 Plan for Class C shares of ASG
Dynamic Allocation Fund is incorporated by reference to exhibit (m)(14)(a) to PEA No. 202 filed on November 25, 2015 (Accession No.
0001193125-15-387927).


Exhibit 77Q(1)(i)